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                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of November 15, 2000, by and between Interactive Portal, Inc., an Indiana corporation (the "Company"), and Interactive Intelligence, Inc., an Indiana corporation (the "Subscriber").

         WHEREAS, the Company desires to issue and sell to the Subscriber, and the Subscriber desires to purchase and accept from the Company, 50,000 of the Common Shares of the Company (the "Subscription Shares") from time to time prior to June 29, 2001.

         WHEREAS, as consideration for the Subscription Shares, the Subscriber desires to pay to the Company $9.50 per share, for an aggregate amount of $475,000.00.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

         1. The Subscriber hereby agrees to purchase and accept from the Company all of the Subscription Shares, at the time or times so requested by the Company, on or before June 29, 2001. The Company shall notify the Subscriber, in writing, at such time or times that it desires the Subscriber to purchase some or all of the Subscription Shares (each, a "Notification"), and each Notification shall specify the exact number of Common Shares that the Subscriber shall purchase at such time. Within five (5) business days following the receipt of each Notification, the Subscriber shall pay to the Company an amount equal to
(a) the number of Common Shares specified in such Notification, multiplied by
(b) $9.50. Upon receipt by the Company of such amount, the Company shall issue to the Subscriber the number of Common Shares specified in that Notification.

         2. The Company may issue any number of Notifications to the Subscriber at such time or times that it desires, on or before June 29, 2001. However, the aggregate number of Common Shares specified in all Notifications provided to the Subscriber pursuant to this Agreement on or before June 29, 2001, shall not exceed the number of Subscription Shares as defined in this Agreement. In the event that, prior to June 29, 2001, the Subscriber has not purchased all of the Subscription Shares, then on June 29, 2001, the Subscriber shall pay to the Company an amount equal to (a) the number of Subscription Shares not previously purchased, multiplied by (b) $9.50, and, upon receipt of such amount, the Company shall issue to the Subscriber that number of Subscription Shares not previously purchased. No Notification is required for the purchase and issuance described in the preceding sentence.

         3. The Subscriber represents and warrants to the Company that it will acquire the Subscription Shares for investment only for its own account and not with a view to the distribution or resale thereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                 INTERACTIVE INTELLIGENCE, INC.

                                            By: /S/ MICHAEL J. TAVLIN
                                                -------------------------------
                                                        Michael J. Tavlin
                                                        Chief Financial Officer

                                                 INTERACTIVE PORTAL, INC.


                                            By: /S/ DONALD E. BROWN
                                                -------------------------------
                                                        Donald E. Brown, M.D.
                                                        President


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IP Subscription Agreement Ex 10-30.doc